EXHIBIT 21.1



Return On Investment Corporation - wholly-owned subsidiaries:

SUBSIDIARY                                      JURISDICTION OF INCORPORATION
----------                                      -----------------------------

GO Software, Inc.                               Georgia

Results Oriented Integration Corp.              Georgia

Net 400, Inc.                                   Georgia

Campana Data, Inc.                              Georgia

S.A.F.E Systems, Inc.                           Illinois

Tectonic Solutions, Inc.                        Georgia

GO Gateway, Inc.                                Georgia